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                                                                  EXHIBIT 10(ii)

                          QUAKER CHEMICAL CORPORATION
                   2001 LONG-TERM PERFORMANCE INCENTIVE PLAN

                          (Effective January 1, 2001)

1. PURPOSE OF THE PLAN

  This 2001 Long-Term Performance Incentive Plan (the "Plan") is being established to provide incentives and awards to those employees largely responsible for the long-term success of Quaker Chemical Corporation (the "Company") and its 50% or more owned subsidiaries.

  The adoption of the Plan is subject to the approval of the Plan by the Company's shareholders and shall not become effective until so approved. The Plan is intended to meet certain requirements of the Code relating to the payment of compensation that qualifies as "performance-based compensation" which is exempt from certain limitations on deduction imposed under Code
Section 162(m). The Plan is intended to replace the Company's 1999 Long-Term Performance Incentive Plan (the "1999 Plan"). If the Plan is approved by the Company's shareholders, no further grants of Stock Options, and no Awards of restricted stock or grants of Performance Incentive Units (as those terms are defined under the 1999 Plan) shall be made under the 1999 Plan. If the Plan is not so approved by the Company's shareholders, the Plan shall be null and void, and the 1999 Plan shall continue in effect without change.

  In addition, the Plan is intended to enable the Company to attract and retain executives in the future and to encourage key employees to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of the Company's Common Stock.

2. GENERAL PROVISIONS

    2.1 Definitions.
        ------------

  As used in the Plan:

      (a) "Award" means a restricted stock award granted pursuant to Section 5 of the Plan.

      (b) "Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Board of Directors" means the Board of Directors of the Company.

      (d) "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means the Compensation/Management Development Committee of the Board of Directors or such other committee of the Board of Directors that consists solely of two (2) or more members of the Board of Directors, each of whom qualifies both as an "outside director" (as that term is used for purposes of Code Section 162(m)) and as a "non-employee director" (as that term is used for purposes of Rule 16b-3) with respect to the Plan.

      (f) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

      (g) "Covered Employee" means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers of the Company. The intent of this definition is to identify those persons who are "covered employees" for purposes of the applicable provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder and is to be interpreted consistent with this intent.

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       (h) "Fair Market Value" means, with respect to the date a given Stock
Option or Stock Appreciation Right is granted or exercised, the average of the lowest and highest sales price for a share of Common Stock as quoted on the New York Stock Exchange for that date or, if not reported on the New York Stock Exchange for that date, as quoted on the principal exchange on which the Common Stock is listed; provided, however, if no such sales are made on such date, then on the next proceeding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

       (i) "Incentive Stock Option" means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.

       (j) "Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

       (k) "Option Event" means the date on which:

        (i) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Act, (other than (A) the Company and/or its wholly owned subsidiaries; (B) any "employee stock ownership plan" (as that term is defined in Code Section 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) any other Person who is as of the date of this Agreement presently an executive officer of the Company or any group of Persons of which he voluntarily is a part) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or such lesser percentage of voting power, but not less than 15%, as the Board of Directors of the Company shall determine; provided, however, that an Option Event shall not be deemed to have occurred under the provisions of this subsection (i) by reason of the beneficial ownership of voting securities by members of the Benoliel Family (as defined below) unless and until the beneficial ownership of all members of the Benoliel Family (including any other individuals or entities who or which, together with any member or members of the Benoliel Family, are deemed under Sections 13(d) or 14(d) of the Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;

          (ii) during any two-year period beginning on the effective date of this Plan, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board of Directors; or

          (iii) the Company's shareholders or the Company's Board of Directors shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as they had in the Common Stock immediately before; (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or (C) the liquidation or dissolution of the Company.


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As used in this Agreement, the "Benoliel Family" shall mean Peter A. Benoliel, his wife and children and their respective spouses and children, and all trusts created by or for the benefit of any of them.

      (l) "Participant" means an employee of the Company or one or more of its Subsidiaries to whom a Stock Option, a Stock Appreciation Right, an Award and/or a Performance Incentive Unit has been granted under the Plan.

      (m) "Performance Award Period" means a period of three (3) consecutive calendar years, the first of which shall commence on January 1, 2001, and the balance of which shall commence on January 1 of every calendar year thereafter through 2006.

      (n) "Performance Incentive Unit" means a unit granted in accordance with the provisions of Section 4.1 of the Plan.

      (o) "Performance Program Target" means the performance program targets fixed by the Committee for a particular Performance Award Period.

      (p) "Rule 16b-3" means Rule 16b-3 promulgated under the Act or any successor Rule.

      (q) "Stock Appreciation Right" means a right granted, pursuant to
Section 3.7 of the Plan, to a holder of a Stock Option.

      (r) "Stock Option" means an Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

      (s) "Subsidiary" means any corporation or other entity, the equity of which is 50% or more owned, directly or indirectly, by the Company.

      (t) "Total Disability" shall mean (i) a physical or mental disability which, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant's legal representative or
(ii) if the Company then has in effect a disability plan covering employees generally, including the Participant, the definition of covered total and permanent "disability" set forth in such plan.

     2.2 Administration of the Plan.
         ---------------------------

      (a) The Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan and Stock Options, Awards, Performance Incentive Units, and Stock Appreciation Rights granted under it and (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall (i) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option, Award, Performance Incentive Unit, or Stock Appreciation Right in a manner and to the extent it shall deem necessary to make the Plan fully effective; (ii) determine those Eligible Employees to whom Stock Options, Awards, Stock Appreciation Rights, and/or Performance Incentive Units shall be granted and the number of any thereof to be granted to any eligible employee, consistent with the provisions of the Plan; (iii) determine the terms of Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units granted consistent with the provisions of the Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

      (b) The Board may, at its discretion, select one or more of its members who is eligible to be a member of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may

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act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

    2.3 Effective Date.
        ---------------

  The Plan shall be effective as of January 1, 2001, provided that the Plan is approved and ratified by the Company's shareholders at the Company's 2001 Annual Meeting of Shareholders. If the Plan is not so approved by the Company's shareholders, the Plan and all awards previously granted thereunder become null and void.

    2.4 Duration.
        ---------

  If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2010.

    2.5 Shares Subject to the Plan.
        ---------------------------

  The maximum number of shares of Common Stock which may be subject to Stock Options and Awards granted under the Plan shall be 1,000,000, subject to adjustment in accordance with Section 6.1, which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. Except as provided in Section 3.7(b), if a Stock Option or portion thereof shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options or Awards under the Plan. In the event any Award lapses prior to the realization thereof, any shares of Common Stock allocable to such Award shall again be available for future grants of Stock Options or Awards.

    2.6 Amendments.
        -----------

  The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that, without the approval of the Company's shareholders, no amendment shall be made which:

      (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Awards granted under the Plan (other than as provided in Section 6.1); or

      (b) Extends the term of the Plan; or

      (c) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or

      (d) Otherwise materially increases the benefits accruing to Participants under the Plan; or

      (e) Materially modifies the requirements as to eligibility for participation in the Plan; or

      (f) Will cause Stock Options, Awards, Stock Appreciation Rights, or Performance Incentive Units issued or granted under the Plan to fail to be exempt under the requirements of Rule 16b-3; or

      (g) Changes the business criteria which may be used in establishing Performance Program Targets pursuant to the provisions of Section 4 of the Plan; or

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       (h) Otherwise modifies the Plan in a manner that would cause any grants or awards made under Section 4 of the Plan to fail to meet the requirements to be treated under Code Section 162(m) as "performance-based compensation."

  Termination or amendment of the Plan shall not, without the consent of the Participant, affect such Participant's rights under any Stock Option, Award, Stock Appreciation Right or Performance Incentive Unit previously granted to such Participant.

     2.7 Participants and Grants.
         ------------------------

  The Committee may grant Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units to those full-time salaried employees of the Company and its Subsidiaries who the Committee determines hold positions which enable them to have an impact on the long-term success of the Company or its Subsidiaries ("Eligible Employees"). The Committee may grant to Eligible Employees Incentive Stock Options, Non-Qualified Stock Options, and Awards with respect to such number of shares of Common Stock (subject to the limitations of Section 2.5) and Stock Appreciation Rights and/or such number of Performance Incentive Units as the Committee may, in its sole discretion, determine. In determining the number of shares of Common Stock subject to a Stock Option or an Award and the number of Performance Incentive Units to be granted to an eligible employee, the Committee shall consider the employee's base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee shall deem appropriate. In granting Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units under the Plan, the Committee may vary the number of Incentive Stock Options, Non-Qualified Options, Awards, Stock Appreciation Rights, and/or Performance Incentive Units to an Eligible Employee in such amounts as the Committee may determine in its discretion.

3. STOCK OPTIONS

     3.1 General.
         --------

  All Stock Options granted under the Plan shall be granted by the Committee solely at the discretion of the Committee, and shall be evidenced by written agreements executed by the Company and the employee to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Notwithstanding anything herein to the contrary, no employee shall be granted during any one calendar year Stock Options entitling such employee to purchase more than five hundred thousand (500,000) shares of Common Stock, as such number may be adjusted pursuant to Section 6.1.

     3.2 Price.
         ------

  Subject to the provisions of Sections 3.6(d) and 6.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

     3.3 Period.
         -------

  The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten
(10) years from the date of grant thereof.

     3.4 Exercise.
         ---------

  Subject to Sections 3.10 and 6.1, no Stock Option shall be exercisable prior to the expiration of one (1) year from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal

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office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

     3.5 Payment.
         --------

  The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:

      (a) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or

      (b) In the discretion of the Committee by note; or

      (c) If not prohibited by the Committee, at its discretion, by the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

      (d) If not prohibited by the Committee, at its discretion, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or

      (e) In the discretion of the Committee, by a combination of any number of the foregoing.

  The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

     3.6 Special Rules for Incentive Stock Options.
         ------------------------------------------

  Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

      (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

      (b) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which "incentive stock options" (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

      (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

      (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price

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of the shares of Common Stock purchasable upon exercise of such Incentive
Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

     3.7 Stock Appreciation Rights.
         --------------------------

       (a) Grant.

  Stock Appreciation Rights may be granted under the Plan by the Committee, but only in connection with all or any part of a Stock Option granted under the Plan. Stock Appreciation Rights may be granted either concurrently with the grant of a Stock Option or at any time thereafter during the term of the Stock Option. A Stock Appreciation Right shall be exercisable only upon surrender of the related Stock Option or portion thereof and shall entitle the Participant to receive the excess of the Fair Market Value of the shares of Common Stock for which the Stock Appreciation Right is exercised on the date of such exercise over the purchase price per share of Common Stock under the related Stock Option. Such excess is hereafter called the "Spread."

       (b) Exercise of Stock Appreciation Right.

  Stock Appreciation Rights shall be exercisable at such time as and to the extent, but only to the extent, that the Stock Option to which they relate shall be exercisable and shall be subject to any other terms and conditions, not inconsistent with the Plan, as may be fixed by the Committee at the time the Stock Appreciation Right is granted. No Stock Appreciation Right shall be exercisable prior to the later of: (i) six (6) months and one (1) day following the date on which such Stock Appreciation Right was granted or (ii) the date on which the related Stock Option or any portion thereof first becomes exercisable. Shares of Common Stock subject to a Stock Option surrendered by a Participant in connection with an exercise of Stock Appreciation Rights may not again be subjected to Stock Options under the Plan. Upon the exercise of Stock Appreciation Rights, the Participant shall be entitled to receive from the Company in exchange for the surrendered Stock Option or portion thereof, an amount equal to the Spread either in cash or in shares of Common Stock having a Fair Market Value equal to the Spread, or both, as the Committee may determine; provided, however, that the number of shares of Common Stock which a Participant may receive upon the exercise of Stock Appreciation Rights may not exceed the number of shares of Common Stock subject to the Stock Option or portion thereof surrendered upon exercise of such Stock Appreciation Rights. The shares of Common Stock issuable upon exercise of Stock Appreciation Rights may consist either in whole or in part of authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If shares of Common Stock are to be issued to a Participant upon exercise by the Participant of Stock Appreciation Rights, then with respect to such Common Stock, such Participant shall have none of the rights of a shareholder of the Company until the shares of such Common Stock are issued.

     3.8 Termination of Employment.
         --------------------------

       (a) In the event a Participant's employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

       (b) If a Participant, while holding Stock Options, (i) retires upon reaching his normal retirement date or having elected early retirement under a formal plan or policy of the Company or (ii) dies, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such retirement or death, as the case may be. If a Participant's

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employment by the Company or its Subsidiaries shall terminate as a result of the Participant's Total Disability, while such Participant is holding Stock Options, then each Stock Option held by the Participant shall be exercisable by the Participant until its stated expiration date.

       (c) If a Participant's employment by the Company or its Subsidiaries shall terminate for any reason not specified in Sections 3.8(a) or (b), the Participant shall, to the extent otherwise exercisable, have the right to exercise the Stock Options held by him or her at the date of termination for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion determine at or after the date of grant; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.

       (d) Stock Options held by a Participant at the time of the termination of his or her employment by the Company or its Subsidiaries which, by their terms are not then exercisable, shall, subject to, and except as otherwise provided by, the provisions of (i) this Section 3.8 regarding expiration or lapse and (ii) Section 3.10 regarding acceleration and redemption become exercisable (if at all) at the times, and otherwise in the manner, set forth in connection with their original grant or on such accelerated basis as the Committee may, in its sole discretion, determine at or after grant.

     3.9 Effect of Leaves of Absence.
         ----------------------------

  It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant's right to reemployment shall no longer be guaranteed either by statute or contract.

     3.10 Acceleration and Redemption.
          ----------------------------

  Upon the occurrence of an Option Event, all Stock Options granted and outstanding under the Plan shall become immediately exercisable in full regardless of any terms of said Stock Option to the contrary.

4. PERFORMANCE INCENTIVE UNITS

     4.1 Grants.
         -------

       (a) From time to time during each Performance Award Period, the Committee may grant Performance Incentive Units to Eligible Employees in conjunction with or separately from a grant of Stock Options; provided, however, that Performance Incentive Units shall not be granted to any one eligible employee more often than once with respect to a Performance Award Period.

       (b) In addition, the Committee may grant a separate Award of Common Stock pursuant to Section 5 of the Plan to a Participant with respect to a Performance Award Period; provided, however, that the transfer or the vesting of such shares of Common Stock shall be subject to satisfaction of the same performance criteria applicable to such Participant's Performance Incentive Unit for such Performance Award Period.

     4.2 Establishment of Stated Value and Performance Program Targets.
         --------------------------------------------------------------

       (a) Initial Performance Program Targets. At the beginning of each
           ------------------------------------
Performance Award Period, the Committee shall establish the Performance Program Targets applicable to that Performance Award Period (which may be expressed as increases in the Company's earnings per share, return or average return on assets, or in terms of any financial or other standard, or

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combinations thereof, as the Committee may determine in its discretion), the value (which shall be expressed in dollars) of Performance Incentive Units (the "Stated Value") to be granted with respect to such Performance Award Period, and shall fix the percentage, if any, of the Stated Value to be earned upon the achievement of the Performance Program Targets established for the relevant Performance Award Period; provided, however, that the percentage of Stated Value to be earned upon achievement of the maximum Performance Program Target established with respect to a Performance Award Period shall in no event exceed 200% of Stated Value fixed for that Performance Award Period.

       (b) Change in Performance Targets. If the Committee determines that an
           ------------------------------
unforeseen change during a Performance Award Period in the Company's business operations, corporate structure, capital structure, or manner in which it conducts business is extraordinary and material and that the Performance Program Targets established for the Performance Award Period are no longer suitable, the Committee may, but only with the concurrence of the Board of Directors, modify the Performance Program Targets as it deems appropriate and equitable; provided, however, that no such modification shall increase the Performance Program Targets in effect for any Performance Award Period (i.e., establish a target that is more difficult to achieve than the original Performance Program Target); and provided, further, that no such modification shall be made that would cause the benefits payable with respect to such Performance Program Target to fail to qualify as "performance-based compensation" for purposes of Code Section 162(m).

       (c) Other Rules for Performance Incentive Units. Notwithstanding
           --------------------------------------------
anything to the contrary contained herein, the following provisions shall apply to Performance Incentive Units and to Awards of Common Stock granted under this Section 4, and are intended to ensure that payments or Awards of Common Stock made to any Participant who is a Covered Employee with respect to a Performance Incentive Unit shall qualify as "performance-based compensation" for purposes of Code Section 162(m):

          (i) All discretionary actions taken under the Plan with respect to grants of Performance Incentive Units for a Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) shall be exercised exclusively by the Committee;

          (ii) No Participant shall receive, under the terms of the Plan, compensation payable in cash attributable to his or her Performance Incentive Units during any one calendar year an amount in excess of the lesser of five
(5) times the Participant's base salary, or five million dollars ($5,000,000);

          (iii) No Participant shall receive, under the terms of the Plan, compensation in the form of an Award of Common Stock as described in Section 4.1(b) above, during any one calendar year in excess of five hundred thousand (500,000) shares;

          (iv) In all cases, the Performance Program Targets established with respect to any Performance Award Period and applicable to a Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) shall be established within the first ninety (90) days of the Performance Award Period or, if shorter, within the first 25% of such Performance Award Period;

          (v) The Performance Program Targets applicable to any Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) shall in all events provide an objective method for determining whether the Performance Program Targets have been achieved, and an objective method for computing the amount that may be paid to the Covered Employee based on the attainment of one or more goals included in the Performance Program Targets;

          (vi) No Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) may receive any payment with respect to a Performance Incentive Unit or vest in (or receive) Common Stock granted pursuant to an Award made under this Section 4 in conjunction with the grant of Performance Incentive Units unless and until (A) the Plan is approved by the Company's shareholders, and (B) the Committee responsible for the administration of the Plan with respect to such Covered Employee has certified in writing that the Performance Program Target or Targets for a Performance Award Period have been achieved; and

          (vii) In establishing any Performance Program Target under the Plan, the Committee shall establish an objective business target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (a) the Company as a whole, (b) any of the Company's subsidiaries, operating divisions or other operating units, or (c) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

     4.3 Payment.
         --------

  As promptly as practicable after the end of each Performance Award Period, the Committee shall, pursuant to Section 4.2 of the Plan, determine the earned percentage of Stated Value of the Performance Incentive Units granted with respect to such completed Performance Award Period. The Company shall, as soon as practicable after such determination has been made, pay to each Participant holding Performance Incentive Units granted with respect to such completed Performance Award Period, for each such Performance Incentive Unit held by him or her an amount equal to the product obtained by multiplying Stated Value by the earned percentage of Stated Value; provided, however, that no amounts shall be due or payable with respect to any Performance Incentive Units unless the Participant to whom such Performance Incentive Units have been granted is employed by the Company on the date of payment.

     4.4 Termination of Employment.
         --------------------------

  If a Participant's employment by the Company and its Subsidiaries terminates for any reason, the Performance Incentive Units held by the Participant with respect to any Performance Award Period which has not ended at the date of such termination shall become null and void; provided, however, that the Committee, in its sole discretion, shall have the right to authorize proportionate payment in cases of death or retirement at the normal retirement date or under a formal early retirement plan or policy of the Company if the Committee in its discretion determines a payment to be appropriate and equitable.

5. RESTRICTED STOCK

     5.1 Grant.
         ------

  Common Stock may be granted from time to time under the Plan by the Committee to Eligible Employees in the form of an Award of Common Stock transferred to a Participant without other payment therefor. Any such Award may, but need not, be subject to the recipient's completion of a restriction period established with respect to such Award ("Restriction Period") and may, but need not, be subject to the satisfaction of any performance criteria established with respect to such Award. The determination of whether an Award is to be subject to a Restriction Period and/or any performance criteria shall be made at the discretion of the Committee. The Common Stock associated with any Award may be transferred to the Eligible Employee at the discretion of the Committee either at the time the Award is granted, following the lapse of the Restriction Period and/or satisfaction of any applicable performance criteria or at any other time as the Committee at its discretion shall designate. Awards of Common Stock may, but need not, be made in conjunction with the grant of Performance Incentive Units to a Participant under Section 4 of the Plan. If granted in conjunction with the grant of a Performance Incentive Unit, such Award shall be subject to the requirements of Section 4 of the Plan, as applicable, as well as the provisions of this Section 5.

     5.2 Restrictions.
         -------------

  Except as otherwise provided in this Section 5, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of the Common Stock subject to the Award shall lapse upon the Participant's death, Total Disability, the Participant's retirement after attaining his or her retirement date under a formal plan or policy of the Company, upon an event that would constitute an Option Event, or upon any other date or event as may be determined by the Committee in its sole discretion at or after grant of the Award.

     5.3 Lapse.
         ------

  If a Participant terminates employment with the Company for any reason other than as set forth in Section 5.2 before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.

     5.4 Custody of Shares.
         ------------------

  The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Common Stock subject to an Award be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria.

     5.5 Shareholder Rights.
         -------------------

  Each Participant who receives Common Stock in connection with an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.

     5.6 Agreement.
         ----------

  Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.


6. MISCELLANEOUS PROVISIONS

     6.1 Adjustments Upon Changes in Capitalization.
         -------------------------------------------

  In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the

Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Award Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.

     6.2 Non-Transferability.
         --------------------

  No Stock Option, Stock Appreciation Right, Award, or Performance Incentive Unit granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and no Stock Option granted under the Plan shall be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

     6.3 Withholding.
         ------------

  The Company's obligations in connection with this Plan shall be subject to applicable Federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or upon the lapse of restrictions on any shares of Common Stock subject to an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such Federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any Federal, state, or local taxes of any kind required to be withheld by the Company.

     6.4 Compliance with Law and Approval of Regulatory Bodies.
         ------------------------------------------------------

  No Stock Option, Stock Appreciation Right, or Performance Incentive Unit shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No Stock Option, Stock Appreciation Right, or Performance Incentive Unit shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option or Stock Appreciation Right by a person or estate acquiring the right to the Award or the exercise of a Stock Option or Stock Appreciation Right as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option, Award, or Stock Appreciation Right and may require consents and releases of taxing authorities that it may deem advisable.

     6.5 No Right to Employment.
         -----------------------

  Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options, Stock Appreciation Rights, Awards, or Performance Incentive Units hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

     6.6 Exclusion from Pension Computations.
         ------------------------------------

  By acceptance of a grant of a Stock Option, Stock Appreciation Right, Award, or Performance Incentive Unit under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration," "wages," "salary," or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company or any Subsidiary.

     6.7 Separability.
         -------------

  If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

     6.8 Interpretation of the Plan.
         ---------------------------

  Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

     6.9 Use of Proceeds.
         ----------------

  Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

     6.10 Construction of Plan.
          ---------------------

  The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.